                                                                      Exhibit 21

                        SUBSIDIARIES OF THE REGISTRANT


    Acclaim Cable Holdings, Inc.                       Delaware
    Acclaim Coin-Operated Entertainment, Inc.          Delaware
    Acclaim Comics, Inc.                               Delaware
    Acclaim Distribution, Inc.                         Delaware
    Arena Entertainment, Inc.                          Delaware
    Acclaim Corporate Center I, Inc.                   New York
    LJN Toys, Ltd.                                     New York
    Oyster Bay Warehouse Corp.                         New York
    Lazer-Tron Corporation                             California
    Iguana Entertainment, Inc.                         Texas
    Sculptured Software, Inc.                          Utah
    Acclaim Japan, Ltd.                                Japan
    Acclaim Entertainment Canada, Ltd.                 Canada
    Acclaim Entertainment Espana SA                    Spain
    Acclaim Entertainment G.m.b.h.                     Germany
    Acclaim Entertainment, SA                          France
    Acclaim Entertainment, Ltd.                        United Kingdom
    Iguana Entertainment Ltd.                          United Kingdom
    Probe Entertainment Limited                        United Kingdom
    Lazer-Tron Limited                                 U.S. Virgin Islands
    ACTC, L.P.                                         Delaware